                          MEDICAL DEVICE ALLIANCE INC.




                                  EXHIBIT 10.04






                                     FORM OF

                         CONVERTIBLE DEBENTURE OFFERING

                          MEDICAL DEVICE ALLIANCE INC.

                                                   FOR ACCREDITED INVESTORS ONLY



                          MEDICAL DEVICE ALLIANCE, INC.
                    $3,570,000 CONVERTIBLE DEBENTURE OFFERING
                              INVESTMENT AGREEMENT


        THIS INVESTMENT AGREEMENT (the "Agreement") is by and between ________ ____________________________________________ (the "Holder") and MEDICAL DEVICE
ALLIANCE, INC., A NEVADA CORPORATION (the "Company").


                                    RECITALS:

WHEREAS:

        A. The Holder agrees to purchase a Convertible Debenture, convertible into the Company's Common Stock, $.001 par value per share (the "Common Stock") on the terms set forth below in connection with the Company's $3,570,000 Convertible Debenture Offering (the "Offering"), which is limited to Accredited Holders only; and

        B. The Company and the Holder wish to enter into this Agreement to reflect the other terms of the investment.

        AGREEMENT

        NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

        1. INVESTMENT. The Holder hereby agrees to purchase __________________ _________________________________ ($______________) in principal amount of
Convertible Debentures, convertible into shares of the Common Stock of the Company (the "Debenture Shares") at a price of SEVEN DOLLARS ($7.00) (the "Conversion Price") per share, payable in cash, or good funds (the "Purchase Price"). In the event the Company should at any time, or from time to time after the date of issuance hereof, fix a record date for the effectuation of a split or subdivision of the outstanding shares of the Common Stock or the determination of holders of the Common Stock entitled to receive a dividend or other distribution payable in additional shares of the Common Stock, or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly additional shares of the Common Stock (hereinafter referred to as the "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of the Common Stock (or the Common Stock Equivalents issuable upon conversion or exercise thereof) then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price shall be appropriately decreased so that the number of Debenture Shares issuable upon conversion of this Debenture shall be increased in proportion to such increase of outstanding shares. If the number of shares of the Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of the Common Stock, then, following the record date of such combination, the Conversion Price shall be appropriately increased so that the number of





                                                                        Page -2-
shares of the Common Stock issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares.

        2. ADDITIONAL CONVERTIBLE DEBENTURES AVAILABLE UNDER OFFERING. In the sole discretion of the Company, the Company may sell up to an additional One Million Four Hundred Seventy Thousand Dollars ($1,470,000) of Convertible Debentures under the Offering.

        3. COMPANY'S REPRESENTATIONS AND WARRANTIES. The Company hereby makes the following representations and warranties to the Holder which shall also be true and correct at the closing of the Offering of Convertible Debentures hereunder (the "Closing"), and which shall survive the Closing:

           3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of Nevada and has all necessary corporate powers to own its properties, and to carry on its business as now owned and operated by it, and is qualified to do intrastate business, and is in good standing in Nevada and in all other jurisdictions in which the nature of the Company's business, or of its properties, makes such qualification necessary, except jurisdictions where failure to so qualify would not have a material adverse effect on the business of the Company.

           3.2 CAPITAL STRUCTURE. The authorized number of shares of the Company is Fifty Million (50,000,000) shares of Common Stock, of which approximately Six Million Eight Hundred Thousand (6,800,000) shares were, as of September 30, 1997, issued and outstanding, together with options, conversion rights or other rights to acquire approximately Five Hundred Seventy Thousand (570,000) shares. In addition, the Company has authorized Twenty Million (20,000,000) shares of Preferred Stock, of which approximately Two Million Six Hundred Fifty Seven Thousand Eighty Five (2,657,085) shares were, as of September 30, 1997, issued and outstanding. The Debenture Shares to be issued to the Holder shall be validly issued, fully paid and non-assessable, and will be issued pursuant to applicable exemptions from the registration provisions of all federal and state securities laws. Except for the shares subject to options or conversion rights as set forth above, there are no other outstanding subscriptions, options, rights, warrants, securities of any nature obligating the Company to issue or to transfer any additional shares or securities of any nature.

           3.3 DEBTS AND LIABILITIES. The Company has no debts, liabilities or obligations, whether accrued, absolute, contingent or otherwise, of a material nature, except for such liabilities and obligations incurred in the ordinary course of business, or incurred in connection with or as a result of the transactions contemplated by this Agreement.

           3.4 COMPLIANCE WITH LAWS.

               (a) To the best of the Company's knowledge, the Company has complied in all material respects with, and the Company has not been cited for any violation of, federal, state or local environmental protection laws and/or regulations, including specifically, without limitation, all laws and regulations related to the sale of its products by the Company to state or local or federal





                                                                        Page -3-
government purchasers or contracts to those governmental agencies, and the Company has not received notice of any past, present or future events which would reasonably be expected to give rise to any liability for failure to comply with any federal, state, or local laws or regulations now in force relating to the protection of the environment.

               (b) The Company has not, at any time, operated or provided for any of its employees, any pension or profit sharing, or similar retirement plan, or any employer welfare or benefit plan qualified pursuant to the Internal Revenue Code of 1986, or subject to the Employee Retirement Income Security Act of 1974, except employee health insurance plans.

               (c) To the best of the Company's knowledge, the Company has complied with, and the Company has received no notice of non-compliance with, all requirements of the Occupational Safety and Health Act and regulations promulgated under this legislation, orders, judgments and decrees of any tribunal pursuant to this legislation applicable to its business or assets, except for possible instances of non-compliance which would not have a material adverse effect on its operations.

               (d) To the best of the Company's knowledge, the Company is not, and has not received notice from any governmental agency that it is currently in violation of any other applicable federal, state or local statute, law or regulation (including, without limitation, any applicable building, or other law, ordinance, or regulation) affecting its assets or the operation of its business, except for possible instances of non-compliance which individually would not be expected to have a material adverse effect on the business of the Company.

               (e) To the best of the Company's knowledge, it has not caused or created any environmental discharge of any toxic or hazardous waste, is not aware of any asbestos in its facilities, and has not violated any law dealing with the environment, or toxic or hazardous waste.

               (f) To the best of the Company's knowledge, the Company and all of the products which it manufactures, marshals, sells, licenses, imports or distributes have been at all times and continue to be in substantial compliance with the Food, Drug and Cosmetic Act and all regulations promulgated thereunder by the U.S. Food and Drug Administration.

               (g) Subject to the truth and accuracy of the representations of the Holder set forth in Section 4 hereof, the offer, sale and issuance of the Convertible Debentures, the Debenture Shares are exempt from the registration requirements of the Act. The Company has complied with all applicable state "blue sky" or securities laws in connection with the offer, sale and issuance of the Convertible Debentures as contemplated by this Agreement.

           3.5 LITIGATION. The Company has no knowledge of any governmental investigation against the Company, other than routine government contract audits. To the best of the Company's knowledge, the Company is not in violation or infringement of any intellectual property rights, or registrations or applications therefor, of any other person or business, however, the Company has been notified that an alleged patent infringement suit has been filed against the Company and its wholly-owned subsidiary, LySonix, Inc. The suit was filed by Mentor Corporation (Nasdaq: MNTR), a





                                                                        Page -4-
medical and surgical device company that develops and markets silicone-based products to specialty medical markets. Mentor has been trying to develop a device for ultrasound assisted lipoplasty since 1995 and, to date, has few commercial sales. The Company believes that the suit filed by Mentor is without merit and substance, however, the Company takes all legal matters seriously and has retained patent litigation counsel to aggressively pursue a successful conclusion to this matter and to take any other legal action necessary to defend any of the Company's patents. The Company's Management has extensive experience in protecting intellectual and proprietary medical device patents. Management is very optimistic regarding the outcome of this suit. The Company has also been notified of a product liability claim filed against its wholly owned subsidiary, LySonix, Inc., which, in the opinion of the Company's counsel, is covered under the Company's standard product liability insurance policy. Other than as disclosed above, the Company knows of no suit, action, arbitration, or legal, administrative, or other proceeding or pending investigation to which the Company is a party to or, to the Company's knowledge, is threatened against the Company or its business, assets or financial condition.

           3.6 NO UNDISCLOSED LIABILITIES. There are no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due (including, without limitation, any liability for taxes and interest, penalties and other charges payable with respect to any such liability or obligation) which individually or in the aggregate are material to the condition (financial or otherwise) of the Company, or prospects of the Company, which are not incurred in the ordinary course of business.

           3.7 FULL AND CORRECT DISCLOSURE. No representation or warranty made by the Company contained in this Agreement or other information provided, and to be provided by the Company in any other writing furnished pursuant hereto contains or will contain an untrue statement of a material fact or fails or will fail to state a material fact required to be stated herein or therein necessary to make the statements and facts contained herein or therein, in light of the circumstances which they were or are made, not false nor misleading.

           3.8 CONFLICT OF INTEREST. All purchasing transactions relating to the Company have been at market prices since inception. The Company has entered into certain distribution agreements, both as distributor and supplier, and other agreements with certain other companies in which officers or directors of the Company or affiliates of officers or directors of the Company have, either directly or indirectly, a beneficial interest.

           3.9 NON-CONTRAVENTION. The execution and delivery of the Agreement by the Company, and the consummations of the transactions contemplated hereby, does not conflict with any material terms or provisions of any contract, agreement or indenture to which the Company is a party, or by which the Company or any of its properties is subject, or the Company's Certificate of Incorporation and ByLaws, each as amended to date.

           3.10 AUTHORITY; BINDING EFFECT. The Company has obtained all necessary authorizations and approvals from its Board of Directors and stockholders, if any, required for the execution and delivery of this Agreement and the consummations of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes the





                                                                        Page -5-
legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms.

           3.11 OTHER PURCHASERS. No other purchaser of Convertible Debentures in connection with the Company's $3,570,000 Convertible Debenture Stock Offering has been permitted, nor will any be permitted, to enter into an Investment Agreement containing terms and conditions more favorable to such purchaser than those contained in this Agreement.

        4. COVENANTS OF THE COMPANY. The Company hereby makes the following covenants, intending to be bound hereby after the Closing.

           4.1 The Company agrees to make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 promulgated under the Act ("Rule 144"), at all times from and after ninety (90) days following the date of the Company's initial public offering, and to file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Securities Exchange Act of 1934 (the "1934 Act"), at any time after it has become subject to such reporting requirements.

           4.2 The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of complying with the terms of Section 1 of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to issue, from time to time, the Debenture Shares to the Holder pursuant to, and in accordance with, the terms of Section 1 hereof. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient for the Company to issue additional shares of Common Stock to the Holder pursuant to, and in accordance with, the terms of Section 1 hereof, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

        5. HOLDER'S REPRESENTATIONS. The Holder hereby makes the following representations to the Company which shall also be true and correct at the Closing and which shall survive the Closing:

           5.1 The Holder represents and warrants that the Holder is an "Accredited Holder" within the meaning of Regulation D promulgated under the Act, and as more specifically described in Exhibit A hereto.

           5.2 The Holder is, by reason of the Holder's business or financial experience, or by reason of the business or financial experience of the Holder's professional adviser, who is not affiliated with and is not compensated directly or indirectly by the Company, or any affiliate or selling agent of the Company, is capable of evaluating the merits and risks of the purchase of the Shares and of protecting the Holder's own interests in connection with the investment contemplated herein.

           5.3 The Holder acknowledges that it has received and carefully reviewed a copy of the Company's Terms for $3,570,000 Convertible Debenture Offering (the "Terms"), a copy of which is attached hereto as Exhibit "B" and the form of Convertible Debenture attached hereto as Exhibit





                                                                        Page -6-

"C". The Terms, the form of Convertible Debenture and this Agreement are hereinafter collectively referred to as the "Materials," and the Holder further acknowledges that it has read all of the disclosures set forth in the Materials. The Holder has had the opportunity to ask questions and receive answers from the Company concerning the terms and conditions of the offering described in the Materials and by the Company. The Holder recognizes that the Company has a limited operating history and is a speculative venture, and that if the Holder invests therein, the Holder may lose the entire amount of its investment. The Holder acknowledges that its representatives and the Holder have been provided with the opportunity to obtain any additional information necessary to verify the accuracy of all information provided to the Holder in the Materials.

           5.4 In deciding whether to acquire the Convertible Debenture, the Holder has relied exclusively upon consultations with its legal, financial and tax advisers with respect to the nature of the investment and the information provided by the Company in the Materials and this Agreement. None of the Holder's advisors are affiliated with, or compensated directly or indirectly by, the Company or any affiliate or selling agent of the Company.

           5.5 The Holder understands that neither the Department of Corporations of the State of Nevada, nor the SEC, nor any other governmental agency having jurisdiction over the sale and issuance of the Convertible Debentures will make any finding or determination relating to the appropriateness for investment of the Convertible Debentures offered by the Company and that none of them has or will recommend or endorse the Convertible Debentures.

           5.6 The Holder represents that the Convertible Debentures are purchased for its own account for investment and are not being purchased with a view to the resale or distribution thereof, and that the Holder has no present intention of distributing or reselling any portion of the Convertible Debentures. The Holder acknowledges that it has been informed by the Company that the Convertible Debentures, and the Debenture Shares, to be issued and delivered have not been registered under the Act and that the Convertible Debenture and Debenture Shares must be held indefinitely unless subsequently registered under the Act or an exemption for such registration is available. The Holder acknowledges that, other than as may be set forth in the Materials, the Company has no obligation to register the Convertible Debenture or the Debenture Shares under the Act. The Holder also acknowledges that it is fully aware of the restrictions on disposing of the Convertible Debenture and the Debenture Shares resulting from the provisions of the Act and the General Rules and Regulations of the SEC thereunder. The Holder further understands that the Convertible Debentures are not qualified under Nevada Law on the ground that the sale thereof is exempt under the applicable provisions of Nevada Law.

           5.7 The Holder understands that the Convertible Debentures will not be freely transferable and its ability to transfer the Debenture Shares is also restricted.

           5.8 The Holder recognizes that there is not a public market for the Convertible Debentures and that there is no assurance that there will be such a market for these securities. The Holder understands that it may have to hold the Debenture Shares indefinitely due to the lack of such a market.





                                                                        Page -7-

           5.9 The Holder recognizes that no escrow or minimum amount has been established for the sale of the Convertible Debentures and that the proceeds will be immediately received by the Company. The Holder recognizes that the Company's inability to raise such funds, or additional funds, promptly may significantly and adversely affect the Company's ability to achieve its financial objectives, although the Company believes it could maintain its current operations.

           5.10 The Holder represents that it possesses such knowledge and experience in business and financial matters that it is capable of evaluating the merits and risks of its investment in the Convertible Debentures. The Holder also has the degree of sophistication in these matters necessary to understand
(1) the financial and operational information provided to it relating to the Company, and (2) the potential risk of losing all or a portion of its investment in the Convertible Debentures. The Holder represents that it is able to bear the economic risk of a loss of its investment in the securities, that it has funds adequate to meet personal needs and contingencies and that it has no need for liquidity of the investment in the Convertible Debentures.

           5.11 The Holder recognizes that "stop transfer" instructions will be issued against its Debenture Shares and that the following legend will be placed on the Debenture Shares issued:

        THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

        6. REGISTRATION RIGHTS.

           6.1 For the period commencing with the issuance of the Convertible Debentures and terminating one years after the Effective Date as defined below, if at any time the Company shall propose to register any of its shares for sale or disposition for its own account for cash under the Act in a public offering, including an initial public offering (the "IPO") under an S-1 registration statement other than a registration relating to its employee benefit plans, the Company shall:

               (a) Promptly give to the Holder at least thirty (30) days' written notice prior to the filing thereof (which shall include, if then determined, the proposed date on which the registration statement is to be filed, the proposed price and registration price per share, the number of shares proposed to be included in such registration, the identity of any proposed selling stockholders and a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

               (b) Subject to Section 6.2 below, include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, a portion of the Holder's Shares (as hereinafter defined) which are specified in a written request, or requests, made by the Holder within ten (10) days after receipt of such written notice from the Company by the Holder.





                                                                        Page -8-

           The rights of the Holder to registration pursuant to this Section 6.1 shall be conditioned upon the Holder's participation in any underwriting relating to the Company's registered public offering. The Holder shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected by the Company. The Company will use its best efforts to include the Holder's Shares in such registration statement. Notwithstanding any provision of this Section 6.1, if the underwriter, in its sole discretion, determines that marketing factors require a limitation of the number of securities to be underwritten, or that the registration statement be limited to shares offered by the Company only, the underwriter may exclude some or all of the Holder's Shares for which the Holder seeks registration from inclusion in the registration and underwriting, which reduction shall be pro rata among the Holder, the Company, and any other shareholder whose shares are sought to be included in the registration. The Company will bear the expenses of such registration, except for an underwriting commission or discount and the expenses of special counsel for the Holder.

           6.2 In addition, from time to time, the Company will register the Holder's Shares, at its expense, on registration statements or Form S-3 after the date upon which the Company meets the requirements to register Holder's Shares on a Form S-3.

           6.3 DEFINITIONS. For purposes of this Section 6:

               6.3.1 The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document; and

               6.3.2 The term "Holder's Shares" means any Common Stock issued upon conversion of the Convertible Debenture held by the Holder and purchased in this Offering; and

               6.3.3 The term "Effective Date" shall mean the date the effectiveness of the Company's registration on Form S-1 for an initial public offering (IPO) is declared effective by the SEC.

           6.4 INDEMNIFICATION. In the event any Holder's Shares are included in a registration statement under this Section 6:

               6.4.1 To the extent permitted by law, the Company will indemnify and hold harmless the Holder, and its partners, against any losses, claims, damages or liabilities (joint or several) to which it may become subject under the Act, the 1934 Act, or other federal or state law, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or





                                                                        Page -9-
regulation promulgated under the Act, the 1934 Act or any state securities law. The Company will reimburse the Holder, and its partners, for any legal or other expense actually incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding the preceding, the indemnity agreement contained in this Section 6.4.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs solely in reliance upon or in conformity with written information furnished expressly for use in connection with such registration by the Holder.

               6.4.2 To the extent permitted by law, the Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, and any underwriter, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, or underwriter may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs solely in reliance upon written information furnished by the Holder and expressly for use in connection with such registration. The Holder will reimburse any legal or other expense reasonably incurred by the Company or any such director, officer, controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding the preceding, the indemnity agreement contained in this Section 6.4.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

               6.4.3 Promptly after receipt by an indemnified party under this
Section 6.4 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6.4, deliver to the indemnifying party a written notice of the commencement thereof. Following receipt of such notice, the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6.4. However, the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.4.





                                                                       Page -10-

               6.4.4 The obligations of the Company under this Section 6.4 shall survive the completing of any offering of the Holder's Shares in a registration statement under this Section 6.

           6.5 DELAY. The Holders shall have no right to take any action to restrain, enjoin or otherwise delay any registration as a result of any controversy that may arise with respect to the interpretation or implementation of this undertaking.

           6.6 TRANSFER OF REGISTRATION RIGHTS. The rights granted to the Holder hereunder to cause the Company to register securities pursuant to the terms hereof may be assigned to a transferee or assignee in connection with any permitted transfer or assignment of any of the Holder's Shares (including, without limitation, any transfers or assignments effected by operation of law), but excluding any transferee who purchases the Company's Common Shares which have been otherwise registered.

        7. TRANSFER OF CONVERTIBLE DEBENTURES.

           With respect to any offer, sale or other disposition of the Convertible Debentures (or of any securities issued upon conversion of this Debenture other than pursuant to Section 6.6 above), the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder's counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Promptly upon receiving such written notice, the Company shall notify such Holder whether such Holder may sell or otherwise dispose of the Convertible Debentures, all in accordance with the terms of the notice delivered to the Company.

        8. GENERAL PROVISIONS.

           8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of the parties hereto contained in this Agreement will survive the Closing, are material and have been or will be relied upon by the other parties.

           8.2 NO THIRD PARTIES BENEFITED. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of the Company and the Holder in connection with the obligations under this Agreement. This Agreement is made for the sole protection of the Company and the Holder. No other person shall have any rights of any nature hereunder or by reason hereof.

           8.3 BINDING EFFECT. This Agreement shall bind, and shall inure to the benefit of, the Company and the Holder, and their respective heirs, successors, personal representatives and assigns.

           8.4 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement taken together will be deemed to be but one and the same instrument. The execution of this Agreement by any party hereto will not become effective until counterparts hereof or thereof, as the





                                                                       Page -11-
case may be, have been executed by all the parties hereto or thereto, and transmitted by facsimile copy with overnight delivery of manually executed copies.

           8.5 PRIOR AGREEMENTS; AMENDMENTS; CONSENTS. This Agreement contains the entire agreement between the Holder and the Company in regards to the $3,570,000 Convertible Debenture Offering, and all prior negotiations, understandings and agreements with regards to the Offering are superseded by this Agreement. No amendment, modification, supplement, termination or waiver of any provision of this Agreement, and no consent to any departure by the Company therefrom, shall be effective unless in writing and signed by the Holder, and then only in the specific instance and for the specific purpose given. "Including" as used herein means "including, but not limited to."

           8.6 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada.

           8.7 SEVERABILITY OF PROVISIONS; CONFLICT. Any provision in this Agreement that is held to be inoperative, unenforceable or invalid shall be inoperative, unenforceable or invalid without affecting the remaining provisions, and to this end the provisions of this Agreement are declared to be severable. In the event of a conflict between this Agreement and the Materials as defined herein, the terms of this Agreement shall prevail.

           8.8 ATTORNEY'S FEES. In the event that any action, proceeding, or arbitration is instituted by or against any of the parties in order to enforce any of the terms or provisions hereof, to construe the rights of the parties hereunder, then the prevailing party shall be entitled to recover all costs thereof and reasonable attorneys' fees as part of the judgment, whether or not such action is prosecuted to judgment.

           8.9 CONFIDENTIALITY. The Holder acknowledges and agrees that the non-public information it has received and will receive about the Company and the Company's financial performance is confidential, and agrees to use all reasonable efforts to maintain the confidentiality thereof. Any Confidentiality Agreement between the Holder and the Company, including the foregoing, is hereby modified, only to the extent necessary, to permit the Holder to exercise and protect its rights under this Agreement, or as a shareholder of the Company.

        9. NOTICES. Any notice or demand to the Company under this Agreement may be given and shall conclusively be deemed and considered to have been given and received upon the date shown to have been received on any postal receipt or independent courier receipt at the address of the Company appearing on the records of the Holder, but actual written notice (including by telefax, hand delivery, Federal Express, or other means), however given or received, shall always be effective. For the purposes hereof, the addresses of the Company and the Holder (until notice of a change thereof is given as provided in this
Section 9. shall be as follows:
        If to Holder:      At the address set forth on the signature page hereof

        If to the Company: MEDICAL DEVICE ALLIANCE, INC.
                           3800 Howard Hughes Parkway Suite 1800





                                                                       Page -12-

                           Las Vegas, NV.  89109
                           Attn: Chairman of the Board
                           SIGNATURES ON NEXT PAGE



        IN WITNESS WHEREOF, the parties have signed this Agreement as of ______________, 1997 at Las Vegas, Nevada.


                                        "HOLDER"


                                        ________________________________________
                                              Signed

                                        By: ____________________________________
                                              Printed Name

                                        Title:__________________________________

                                        Address:

                                        ________________________________________

                                        ________________________________________

                                        Tax I.D. or Social Security Number:

                                        ________________________________________





                        THIS AGREEMENT IS ONLY EFFECTIVE
                     WHEN ACCEPTED IN WRITING BY THE COMPANY


                                        "COMPANY"

                                        MEDICAL DEVICE ALLIANCE, INC.
                                        A NEVADA CORPORATION


Dated:  _______________, 1997           By: ___________________________________

                                        Its: ________________________________




                                                                       Page -13-

                                LIST OF EXHIBITS
                                       TO
                              INVESTMENT AGREEMENT




EXHIBIT A     -      DEFINITION OF AN "ACCREDITED HOLDER"


EXHIBIT B     -      TERMS FOR $3,570,000 CONVERTIBLE DEBENTURE
                     OFFERING (THE OFFERING")

EXHIBIT C     -      FORM OF CONVERTIBLE DEBENTURE






















                                                                       Page -14-

                        EXHIBIT A TO INVESTMENT AGREEMENT

                         DEFINITION OF ACCREDITED HOLDER
                                  REGULATION D

To be eligible to purchase the Convertible Debentures, prospective investors must meet the Accredited Investor requirements described below.

Under Regulation D an "Accredited Investor" shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories at the time of the sale of the securities to that person:

(1) any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act of 1991 whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited Holders;

(2) any private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940;

(3) any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4) any director, executive officer or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of that issuer;

(5) any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

(6) any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7) any trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section
     230.506(b)(2)(ii);

(8) any entity in which all of the equity owners are accredited Investors.





                                                                       Page -15-

                                    EXHIBIT B
                             TO INVESTMENT AGREEMENT




               TERMS FOR $3,570,000 CONVERTIBLE DEBENTURE OFFERING





                                  CONFIDENTIAL


























                                                                       Page -16-

                                    EXHIBIT C
                             TO INVESTMENT AGREEMENT





                          FORM OF CONVERTIBLE DEBENTURE





                                  CONFIDENTIAL



















                                                                       Page -17-